Exhibit 99.1

Allied Esports Entertainment Announces Changes to Senior Management and Board of Directors

New York, NY. (February 18, 2022) — Allied Esports Entertainment, Inc. (NASDAQ: AESE) (the “Company”), a global esports entertainment company, today announced that Libing (Claire) Wu has resigned as Chief Executive Officer, effective February 18, 2022. The Company’s Board of Directors (“the Board”) also announced the immediate appointment of Lyle Berman, the Company’s co-Chairman, as Interim Chief Executive Officer, and Mr. Berman relinquished his position as President. Mr. Berman has served as a director of the Company since May 2017.

In addition, effective February 18, 2022, the Company also appointed Yinghua Chen, the Company’s Chief Investment Officer, as President and Secretary of the Board, as well. Yinghua Chen has served as a Director of the Company since July 2020. With the newly assumed positions, she will take on a more active role in the Company’s operational management in addition to M&A activities.

“Over the past several months, we have made substantial progress in our previously stated objective to identify opportunities to invest the cash on our balance sheet to acquire or merge with an existing business,” said Mr. Berman. “Claire has been an important part of this effort. I’d like to thank her for her service to the Company and wish her all the best in her future pursuits.”

Mr. Berman continued, “I look forward to my expanded role as Interim Chief Executive Officer and working closely with Yinghua Chen in our ongoing M&A activities to find the absolute best opportunity available to the Company to maximize value for our shareholders.”

Board of Directors

On February 18, 2022, Jerry Lewin resigned as a Class C Director of the Company. As such, the Board has appointed Yushi Guo to serve as a Class C Director on the Board effective February 18, 2022.

Mr. Yushi Guo has broad experience in management consulting, board advisory and entrepreneurship. He is the founder and CEO of PanoSoar Management Technology Co., Ltd, a company that builds technological platforms for small and medium-sized businesses. In 2011, Mr. Guo founded Beijing Panorfinity Consulting Co., Ltd., which offers management consulting, board advisory and executive search services. Prior to founding Beijing Panorfinity Consulting Co., Ltd., Mr. Guo served at a client partner at Korn Ferry International from 2009 - 2011 and Gallup Consulting from 2003 - 2009. Mr. Guo currently serves as an independent non-executive director of Ourgame International Holdings Limited. Mr. Guo holds a Master of Science in Ecology and Bachelor of Science from Beijing Forestry University, and Master of Business Administration from Emory University.

About Allied Esports Entertainment

Allied Esports Entertainment (NASDAQ: AESE) is a global esports entertainment venture dedicated to providing transformative live experiences, multiplatform content and interactive services to audiences worldwide. For more information, visit alliedesports.gg.

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to future results, strategy and plans of Allied Esports Entertainment, Inc. and the World Poker Tour (collectively, the "Companies") (including certain projections and business trends, and statements, which may be identified by the use of the words "plans", "expects" or "does not expect", "estimated", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might", "projects", "will" or "will be taken", "occur" or "be achieved"). Forward-looking statements are based on the opinions and estimates of management of the Companies as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, each Company’s respective revenues and operating performance, general economic conditions, industry trends, legislation or regulatory requirements affecting the business in which it is engaged, management of growth, its business strategy and plans, the result of future financing efforts and its dependence on key personnel, and the ability to retain key personnel. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and no Company undertakes any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Investor Contact:

Lasse Glassen

Addo Investor Relations

lglassen@addoir.com

424-238-6249

Media Contact:

Brian Fisher

Allied Esports Entertainment

brian@alliedesports.com